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                                                             EXHIBIT NUMBER 99.1
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[LOGO OF INTERTRUST]


Contacts:

Todd Slosek                                      Ed Fish

InterTrust Technologies                          InterTrust Technologies
408-855-0424                                     408-855-0104


                                                                    NEWS RELEASE

INTERTRUST SUES MICROSOFT FOR INFRINGING DIGITAL RIGHTS MANAGEMENT PATENT CLAIMS

Santa Clara, CA, April 26, 2001 -- InterTrust Technologies Corporation (NASDAQ:
ITRU), the leading developer of distributed Digital Rights Management (DRM) technology, today announced that it has filed a patent infringement complaint against Microsoft Corporation in the United States District Court for the Northern District of California. In the complaint, InterTrust has alleged that Microsoft infringes InterTrust's United States Patent No. 6,185,683 (the `683 Patent), and seeks an injunction in addition to monetary damages.

The `683 Patent was issued to InterTrust on February 6, 2001 as InterTrust's eighteenth U.S. Patent. While InterTrust's inventive work focuses on a broad range of subjects relating to digital rights management technology and secure computing, the `683 Patent focuses, among other things, on systems and important system components for receiving encrypted content and rules, securely managing content use, and transmitting rights managed content and related rules to other users.

In the complaint, InterTrust has alleged that Microsoft's distribution and sale of Windows Media Player and other products implementing a host of rights management functions directly infringe and contribute to the infringement of the `683 Patent. InterTrust has retained John Keker, from the litigation specialty firm of Keker & Van Nest, LLP to represent them in the litigation.

"From its founding over 11 years ago, InterTrust has been researching and inventing technologies for efficient management of digital rights and trusted electronic interaction," said Victor Shear, Founder, Chairman and CEO, InterTrust Technologies. "We believe our patent portfolio is a very important asset, and our commitment to innovation is reflected by its scope and quality."

About InterTrust Technologies Corporation

InterTrust Technologies Corporation is the leading developer of peer-to-peer, distributed digital rights management (DRM) technology. It's general-purpose DRM trust platform serves as a foundation for trusted peer-to-peer and client server e-commerce. InterTrust holds numerous patents in the area of
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trusted systems technology and peer-to-peer rights management, and licenses its technology and patents in the form of software or hardware and tools to partners. These partners provide digital commerce services and applications that together form a global digital commerce network branded as the MetaTrust Utility(TM). InterTrust is the neutral administrator of the MetaTrust Utility network, defining and enforcing the rules which maintain the security, commercial reliability, and trusted interoperability of devices, services, and applications deployed on the platform.


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    The statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, including statements regarding InterTrust's expectations, beliefs, hopes, intentions or strategies regarding the future. All forward-looking statements included in this document are based upon information available to InterTrust as of the date hereof, and InterTrust assumes no obligation to update any such forward-looking statement. Actual results could differ materially from current expectations. Factors that could cause or contribute to such differences include, but are not limited to, the factors and risks discussed in InterTrust's reports filed from time to time with the Securities and Exchange Commission.

    (C) 2001 InterTrust. DigiBox, the InterTrust logo, MetaTrust, and The MetaTrust Utility are registered trademarks of InterTrust Technologies Corporation, and TrustChip, RightsChip, InterRights Point, MetaTrust-Certified, Rights/PD and Rights/System are trademarks of InterTrust Technologies Corporation, all of which may or may not be used in certain jurisdictions. All other brand or product names are trademarks or registered trademarks of their respective companies or organizations.